Exhibit 10.1

KemPharm, Inc.

First Amendment to

Executive Employment Agreement

This First Amendment to Executive Employment Agreement (this “First Amendment”) is entered into this 6th day of January, 2023 (the “Effective Date”), by and between Richard Pascoe (the “Executive”) and KemPharm, Inc. (the “Company”) (each being a “Party” hereto and together constituting the “Parties”).

WHEREAS, the Company and Executive have entered into that certain Employment Agreement dated as of November 5, 2021 (the “Employment Agreement”); and

WHEREAS, Executive and the Company have agreed to amend certain terms of the Employment Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the adequacy and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1.    Amendment to Section 1(A). Section 1(A) of the Employment Agreement is hereby amended as follows: Executive’s position with the Company is changed from Executive Chairman to Chief Executive Officer (“CEO”).

2.    Amendment to Section 1(C). Section 1(C) of the Employment Agreement is hereby replaced in its entirety as follows:

Duties of Executive. During the Employment Term, all of the following shall apply: Executive shall carry out, perform and comply with such reasonable and lawful orders, directions, and written rules and policies (including those rules and policies memorialized in meeting minutes) as are assigned or set by Company’s board of directors (the “Board of Directors”) from time to time. Executive shall report to, receive directions from and be reviewed by the Board of Directors. Executive’s duties shall include the duties and responsibilities commonly associated with a CEO of a company similar to Company. Subject to the limitations of Section 4(E)(3)(iv), the Board of Directors retains the right to modify Executive’s responsibilities pursuant to the legitimate business needs of Company. While serving as CEO, Executive will also be a member of the Board, but will not serve as its Chair unless specifically appointed as such.

3.    Amendment to Section 2(A). Section 2(A) of the Employment Agreement is hereby amended as follows: Executive’s Base Salary is increased from $400,000 to $592,000.

4.    Amendment to Section 2(B). Section 2(B) of the Employment Agreement is hereby amended as follows: Executive’s Target Annual Bonus is increased from 50% to 55%.

5.    Addition of Section 2(E)(3). A new Section 2(E)(3) is hereby added to the Employment Agreement as follows:

Subject to Board approval, the Company will grant to the Executive an incentive stock option to purchase 700,000 shares of common stock, with a vesting commencement date of January 6, 2023. The option will have an exercise price equal to the closing price of the common stock as reported on the NASDAQ Global Market on January 9, 2023. The option will vest in four equal annual installments, beginning on the first anniversary of the vesting commencement date (January 6, 2024), subject to Executive’s continuous service through each such vesting date.

6.    Amendment to Exhibit B.  The first recital of Exhibit B to the Employment Agreement is hereby amended as follows: Executive’s position with the Company is changed from Executive Chairman to CEO.

7.    No Other Amendments. Except as modified or amended in this First Amendment, no other term or provision of the Employment Agreement is amended or modified in any respect. The Employment Agreement, and this First Amendment, set forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This First Amendment cannot be modified or amended except in writing signed by Executive and an authorized officer of the Company.

The parties have executed this First Amendment to Executive Employment Agreement on the day and year first written above.

KemPharm, Inc.		Executive

By:	/s/ Matthew R. Plooster	/s/ Richard Pascoe
	Name: Matthew R. Plooster	Richard Pascoe
Title: Chairman of the Board of Directors